Exhibit 99.1

WE ENTERTAIN CONSUMERS IN WAYS THAT CREATE LONG TERM VALUE FOR MERCHANTS. WE PUT PLAY TO WORK. Ticker: NTN Exchange: NYSE MKT March 11, 2014

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This presentation includes statements that may constitute “forward - looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “expect,” or similar expressions . Any forward - looking statements herein are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 . Actual results may vary materially from those contained in forward looking statements based on a number of factors including risk factors disclosed in the Company's most recent Annual Report on Form 10 - K and in its Quarterly Reports on Form 10 - Q and other reports and documents subsequently filed with the Securities and Exchange Commission . We assume no obligation to update forward looking statements . Safe Harbor Statement 2

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About Buzztime

The Leading Bar and Restaurant Social Entertainment & Marketing Platform

- **3,200** chain and independent bars and restaurants offer Buzztime
- **4+ million** player registrations
- **50+ million** games played a year
- **15,000** TV screen reach
- **1m+** mobile installs



BEOND™
powered by buzztime

[BEOND Overview video] [BEOND Customer Testimonials]

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• Predictable recurring revenue model. multiple new revenue streams. high incremental margins (core gross margin 70%+ ). • Start of multi - year growth phase as scale BEOND platform. • New platform : player registrations up 7x y/y, gameplay 5x y/y . • Transactional revenue and operating leverage provides confidence in future margin expansion. • Brand recognition, content database, large installed base, partner of choice. • Committed, experienced executive management & board. Chairman/CEO owns 25% of company. proven entrepreneur in digital media and DOOH space . • The only public restaurant tablet technology pure - play . Key Investment Highlights 4

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Key Industry Themes • Entertainment and events are differentiators for experiential brands • Automation and self service • Online, mobile, and e - ordering increasingly important • Registrations enable loyalty • Tablet technology bridges the gap between many of these trends “More than half of restaurants in the casual, family and fine dining categories are expected to spend more on digitized menus this year than in the past ” - National Restaurant Association “Most of the small and regional chains who still continue to sell the majority of the pizza in the U.S. simply aren't able to play on these technology platforms with the level of sophistication that we have” – Domino’s CEO Patrick Doyle 5

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Buzztime Overview Buzztime provides high ROI entertainment and marketing tools enabling SMEs to engage with and better serve their customers. We put play to work. Digital Entertainment Trivia, Poker, Live Events, Music, and Arcade Marketing Services Loyalty, Rewards, On - screen Messaging/Advertising, and Direct Email Business Process Improvement Tableside Ordering, Check Closeout, Future Applications 6

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Marketing Services Registration Site Visits Gameplay Re - marketing Recognition/Rewards Virtuous cycle with 2 hooks 7

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Revenue Models Revenue Type Description New or Existing Merchant Services/ Subscription Services paid for by our customers, offered free to consumers Existing core revenue stream Premium Products Paid services marketed directly to consumers, revenue split with customers New and incremental Advertising Leverage our 15,000 TV screens, mobile devices, and 4 million player registrations to deliver value exchange, event sponsorship, local and national advertising Existing but not scaled 8

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• Legacy interactive TV content network through RF enabled “Blue Playmakers” and iOS or Android mobile app • Leverage real - time player data to build value for stakeholders • Recurring B2B subscription model • Live events as source of upside Buzztime Classic 9

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• Leverages classic trivia and poker network and layers on additional premium services. • Simple platform for proprietary and 3 rd party apps • Successful 2013 pilot: registrations up 7x y/ y; gameplay up 5x y/ y . R esult : new multi - year agreement to deploy chain wide with BWW. BEOND Platform Tablets Television Mobile 10

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Trusted Partner Source: Buffalo Wild Wings October 2013 investor presentation " we've seen these tablets more than double the gaming interactions of guests, which we believe will increase the length of time guests stay in the restaurants and prompt more frequent return visits ". - Sally Smith, BWLD CEO, Q2 2013 earnings call 11

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Brand Partners 12

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Increase Consumer Engagement Tomorrow’s Buzztime Premium Revenue Expand Network - 10k site 5yr goal 13

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Key Investment Highlights 14 • Predictable recurring revenue model. multiple new revenue streams. high incremental margins (core gross margin 70%+ ). • Start of multi - year growth phase as scale BEOND platform. • New platform : player registrations up 7x y/y, gameplay 5x y/y . • Transactional revenue and operating leverage provides confidence in future margin expansion. • Brand recognition, content database, large installed base, partner of choice. • Committed, experienced executive management & board. Chairman/CEO owns 25% of company. proven entrepreneur in digital media and DOOH space . • The only public restaurant tablet technology pure - play .

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Ticker: NTN Exchange: NYSE MKT 15

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